UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 29, 2012

VAULT AMERICA, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-74928	52-2325923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

629 E. Quality Drive, Suite 103
American Fork, UT 84003
(Address of principal executive offices) (zip code)

(801) 478-2500
 (Registrant's telephone number, including area code)

 Copies to:
Andrea Cataneo, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

PO Box 15040 Aspenwoods, Calgary, Alberta T3H0N8
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On February 29, 2012, Vault America, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Green PD Acquisitions, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (the “Subsidiary”) and The Green Polkadot Box, Inc. (“GPDB”). Pursuant to the Merger Agreement, which closed on February 29, 2012 (the “Closing Date”), the Subsidiary merged into GPDB, such that GPDB became a wholly-owned subsidiary of the Company, and the Company issued (i) 9,919,028 shares of the Company’s common stock to the shareholders of GPDB (the “Acquisition Shares”), representing approximately 98.7% of the Company’s aggregate issued and outstanding common stock following the closing of the Merger Agreement, (ii) 4,305,572 options to purchase shares of common stock of the Company to option holders of GPDB, and (iii) 142,560 warrants to purchase shares of common stock of the Company, to warrant holders of GPDB, in exchange for all of the issued and outstanding capital stock of GPDB. In addition, pursuant to and effective upon the closing of the Merger Agreement, 1,044,133 shares of the Company’s common stock, 460 shares of the Company’s Preferred A Stock, and 1,000 shares of Preferred B Stock of the Company (collectively, the “Cancellation Shares”), sold to GPDB pursuant to the Common Stock Purchase Agreement, dated February 2, 2012 (the “Common Stock Purchase Agreement”) were cancelled.

In connection with the Merger Agreement, the Company relied upon the exemption from securities registration afforded by Section 4(2) of the Securities Act, for transactions not involving a public offering.

On March 1, 2012, the Company entered into a series of subscription agreements with accredited investors, pursuant to which, on March 1, 2012, the Company issued and sold an aggregate of 24,000 units (the “Private Placement”), for a purchase price of $3.00 per unit, with each unit consisting of one share of common stock and a five-year warrant to purchase one share of common stock with an exercise price of $4.50 (the “Private Placement Warrants”). Midtown Partners & Co LLC (“Midtown”), a broker-dealer which is a member of the Financial Industry Regulatory Authority, received a commission of $720 (equal to 1% of the gross proceeds) in connection with the Private Placement.

In connection with the Private Placement, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933.

In connection with the Merger Agreement and the Private Placement, in addition to the foregoing:

(i)           On February 29, 2012, pursuant to a series of subscription agreements, GPDB issued and sold promissory notes in the aggregate principal amount of $300,000 (the “GPDB Notes”). Upon the closing of the Private Placement, the GPDB Notes were automatically convertible into units at a 10% discount to the purchase price of the units sold in the Private Placement. Accordingly, upon the closing of the Private Placement, the GPDB Notes were automatically converted into 111,111 units with the same terms as the units sold in the Private Placement. Midtown received a commission of $30,000 (equal to 10% of the gross proceeds) and an additional engagement fee of $25,000, in connection with the sale of the GPDB Notes. Proceeds from the sale of the GPDB Notes were used to close the sale of the Cancellation Shares to GPDB. In connection with the sale of the GPDB Notes, GPDB relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933.

(ii)           Effective on the Closing Date, 330 shares of the Company’s Series A Preferred Stock were automatically converted to 33,000 shares of common stock. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act for transactions not involving a public offering.

(iii)           Effective on the Closing Date, Vault transferred all of the outstanding capital stock of its wholly owned subsidary, Security Bancorp, a Canadian corporation, to certain of Vault’s pre-merger shareholders (the “Split-Off”).  As a result of the Split-Off, Security Bancorp ceased to be a subsidiary of Vault and became a privately owned corporation of which Vault retained no ownership or affiliation.

(iv)  Darwyn Ross resigned as a director of the Company, Harold F. Schultz resigned as president of the Company, and the following individuals were appointed as executive officers and directors of the Company:

Name	Title
Rod A. Smith	President, Director*
Jeffrey L. Nilsson	Treasurer, Director*
Andrew W. Smith	Secretary, Director

* Rod A. Smith is the chief executive officer of GPDB and the Company anticipates that Mr. Smith will be elected chief executive officer of the Company immediately following the filing of the Company’s 10-Q for the quarter ended January 31, 2012, at which time Harold F. Schultz will resign as chief executive officer, chief financial officer and director.

* Jeffrey L. Nilsson is the chief financial officer of GPDB and the Company anticipates that Mr. Nilsson will be elected chief financial officer of the Company immediately following the filing of the Company’s 10-Q for the quarter ended January 31, 2012, at which time Harold F. Schultz will resign as chief executive officer, chief financial officer and director.

(v) The Company intends to change its name to Green Polkadot Box, Inc. or a similar derivation, as soon as practicable.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Information in response to this Item 2.01 is keyed to the Item numbers of Form 10.

Item 1. Description of Business.

Effective on the Closing Date, pursuant to the Merger Agreement, GPDB became a wholly owned subsidiary of the Company. The acquisition of GPDB is treated as a reverse acquisition, and the business of GPDB became the business of the Company. At the time of the reverse acquisition, Vault was not engaged in any significant active business.

References to “we”, “us”, “our” and similar words refer to the Company and its wholly-owned subsidiary, GPDB, unless the context otherwise requires, and prior to the effectiveness of the reverse acquisition, these terms refer to GPDB.  References to “Vault” refer to the Company and its business prior to the reverse acquisition.

Summary

The Green PolkaDot Box LLC was a Utah limited liability company organized on January 18, 2008.  Effective January 2, 2012, The Green PolkaDot Box LLC converted into a corporation under the name, The Green PolkaDot Box, Inc. Vault is a Nevada corporation organized on April 25, 2011.

GPDB is an online membership club for the purchase of natural and organic foods. GPDB operates a website at www.greenpolkadotbox.com through which it offers a wide array of healthy, natural, organic and specialty foods and other products at low prices.

GPDB’s principal office is located at: 629 E. Quality Drive, Suite 103, American Fork, UT 84003.  GPDB’s telephone number: is (801) 478-2500.

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. In determining whether to purchase the Company’s common stock, an investor should carefully consider all of the material risks described below, together with the other information contained in this report before making a decision to purchase the Company’s securities. An investor should only purchase the Company’s securities if he or she can afford to suffer the loss of his or her entire investment.

 Risks Related to our Business

We have a limited operating history and are subject to the risks encountered by early-stage companies.

GPDB was formed as a Utah limited liability company on January 18, 2008 and, effective January 2, 2012, it converted into a Utah corporation. GPDB only recently launched its online website ordering in December 2011. Because GPDB has a limited operating history, its operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. For GPDB, these risks include:

•	risks that it may not have sufficient capital to achieve its growth strategy;

•	risks that it may not develop our product and service offerings in a manner that enables it to be profitable and meet its customers’ requirements;

•	risks that GPDB’s growth strategy may not be successful; and

•	risks that fluctuations in GPDB’s operating results will be significant relative to its revenues.

These risks are described in more detail below. GPDB’s future growth will depend substantially on its ability to address these and the other risks described in this section. If GPDB does not successfully address these risks, its business would be significantly harmed.

GPDB has a history of losses and can provide no assurance of its future operating results

GPDB has experienced net losses and negative cash flows from operating activities since inception and GPDB expects such losses and negative cash flows to continue in the foreseeable future. As of December 31, 2011 and 2010, GPDB had working capital deficit of $1,820,875 and $1,335,633, respectively, and stockholders’ equity of $(1,491,102) and $(1,137,335), respectively. For the years ended December 31, 2011 and 2010, GPDB incurred net losses of $(2,836,294) and $(878,065), respectively. As of December 31, 2011, GPDB had an aggregate accumulated deficit of $(5,359,479). We may never achieve profitability and management expects to make significant future expenditures related to the development and expansion of our business and further expects an increase in general and administrative expenses due to the additional operational and reporting costs associated with being a public company. There can be no assurance that we will be profitable in the future. If we are not profitable and cannot obtain sufficient capital we may have to cease our operations, and we may not be profitable in the future.

We may need significant additional capital, which we may be unable to obtain.

We may need to obtain additional financing over time to fund operations. Management cannot predict the extent to which we will require additional financing, and can provide no assurance that additional financing will be available on favorable terms or at all times. The rights of the holders of any debt or equity that may be issued in the future could be senior to the rights of shareholders, and any future issuance of equity could result in the dilution of shareholders’ proportionate equity interests in the Company. Failure to obtain financing or obtaining of financing on unattractive terms could have a material adverse effect on our business, prospects, results of operation and financial condition.

Our operations are sensitive to economic downturns.

The organic and natural products market is sensitive to national and regional economic conditions and the demand for the products that we distribute may be adversely affected from time to time by economic downturns that impact consumer spending, including discretionary spending. Future economic conditions such as employment levels, business conditions, interest rates, inflation rates, energy and fuel costs and tax rates could reduce consumer spending or change consumer purchasing habits.

Our business is a low margin business and our profit margins may decrease due to consolidation in the grocery industry.

The organic and natural foods products are generally characterized by relatively high volume of sales with relatively low profit margins. The continuing consolidation of retailers in the natural products industry and the growth of supernatural chains may reduce potential profit margins in the future as more customers qualify for greater volume discounts, and we experience pricing pressures from suppliers and retailers. To compensate for these lower gross margins, we must reduce expenses we incurs to service our customers. If we are unable to reduce our expenses our business, prospects, financial condition or results of operations could be adversely impacted.

Our business may be sensitive to inflationary and deflationary pressures.

Many of our sales are at prices that are based on our product cost plus a percentage markup. As a result, volatile food costs have a direct impact upon profitability. Prolonged periods of product cost inflation may have a negative impact on our profit margins and results of operations to the extent that we are unable to pass on all or a portion of such product cost increases to our customers. In addition, product cost inflation may negatively impact the consumer discretionary spending trends, which could adversely affect our sales. Conversely, because many of our sales are at prices that are based upon product cost plus a percentage markup, our profit levels may be negatively impacted during periods of product cost deflation even though our gross profit as a percentage of net sales may remain relatively constant. To compensate for lower gross margins, we, in turn, must reduce expenses that we incur to service our customers.

We have significant competition from a variety of sources.

We operate in competitive markets and our future success will be largely dependent on our ability to provide quality products and services at competitive prices. Our competition comes from a variety of sources, including other distributors of organic and natural products as well as specialty grocery and mass market grocery distributors and retailers. These competitors may have been in business longer than we have, may have substantially greater financial and other resources than we have and may be better established in their markets. We can provide no assurance that our current or potential competitors will not provide products or services comparable or superior to those provided by us or adapt more quickly than we do to evolving industry trends or changing market requirements. It is also possible that alliances among competitors may develop and rapidly acquire significant market share. Increased competition may result in price reductions, reduced gross margins and loss of market share, any of which could materially adversely affect our business, prospects, financial condition or results of operations. We cannot assure investors that we will be able to compete effectively against current and future competitors.

We rely on third-party carriers as part of our inventory fulfillment and order delivery processing, and these third parties may fail to meet shipping schedules or requirements which could limit our ability to distribute our products, which could reduce our sales and our margins.

We cannot control all of the factors that might affect our timely and cost-effective procurement of products from our suppliers and delivery of our products to our customers. We rely on third-party carriers both for the delivery of inventory and for the shipment of our products to our customers. Consequently, we are subject to risks of these carriers, including increased fuel costs, security concerns, labor disputes, union organizing activity and inclement weather. Any disruption in the ability of these carriers to timely deliver inventory to us and products to our customers could damage our reputation and brand and result in customer dissatisfaction. This could, in turn, materially and adversely affect our business, prospects, financial condition and results of operations.

Disruption of our distribution network could adversely affect our business.

Damage or disruption to our distribution capabilities due to weather, natural disaster, fire, terrorism, pandemic, strikes, the financial and/or operational instability of key suppliers, or other reasons could impair our ability to distribute our products. To the extent that we are unable, or it is not financially feasible, to mitigate the likelihood or potential impact of such events, or to manage effectively such events if they occur, there could be an adverse effect on our business, prospects financial condition or results of operations.

Actual or perceived food safety concerns may adversely affect sales.

There is increasing governmental scrutiny of and public awareness regarding food safety. The real or perceived sale of contaminated food products by us could result in government enforcement action, private litigation, product recalls and other liabilities, the settlement or outcome of which might have a material adverse effect on our operating results.

Unfavorable changes in governmental regulation could harm our business.

We are subject to various federal, state and local laws, regulations and administrative practices affecting our business, and we must comply with provisions regulating health and sanitation standards, food labeling, equal employment, minimum wages, and licensing for the sale of organic food and other organic products. Changes in existing laws or implementation of new laws, regulations and practices could have a significant impact on its business.

The USDA’s Organic Rule facilitates interstate commerce and the marketing of organically produced food, and provides assurance to customers that such products meet consistent, uniform standards. Compliance with this rule could pose a significant burden on some of our suppliers, which may cause a disruption in some of our product offerings.

As the role and importance of online commerce has grown in the U.S., there have been continuing efforts to increase the legal and regulatory obligations and restrictions on companies conducting commerce through the Internet, primarily in the areas of taxation, consumer privacy, restrictions on imports and exports, customs, tariffs, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services, broadband residential Internet access and the characteristics and quality of products and services, which could increase the cost of conducting business over the Internet. In addition, consumer unwillingness or inability to use the Internet to conduct business, due to adverse regulation, security concerns, service interruptions or otherwise, could materially reduce our growth. Governmental laws and regulations, service interruptions or adverse attitudes about online commerce could increase the costs and liabilities associated with our online commerce activities, increase the price of our product to consumers, or reduce traffic to our website. Unfavorable resolution of these issues could have a material adverse effect on our business, prospects, financial condition or results of operations.

We cannot predict the nature of future laws, regulations, interpretations or applications, or determine what effect either additional government regulations or administrative orders, when and if promulgated, or disparate federal, state and local regulatory schemes would have on our business in the future. They could, however, require the reformulation of certain products to meet new standards, the recall or discontinuance of certain products not able to be reformulated, additional recordkeeping, expanded documentation of the properties of certain products, expanded or different labeling and/or scientific substantiation. Any or all of such requirements could have an adverse effect on our operating results.

In the future, we are expected to depend primarily upon search engines and other online sources to increase traffic to our website, and need to convert this traffic into customers in a cost-effective manner; our failure to do so could reduce sales.

In the future, our success is expected to depend on our ability to attract visitors to our website and convert them into customers in a cost-effective manner. We plan to utilize search engines and other online sources as a means to direct traffic to our website. Our website is expected in the future to be included in search results as a result of both paid search listings, where we may purchase specific search terms that result in the inclusion of our website in the search result, and algorithmic searches that depend upon the searchable content in our website. Search engines and other online sources revise their algorithms from time to time in an attempt to optimize their search results.

If one or more of the search engines or other online sources which we may use to direct traffic to our website were to modify its general methodology for how it displays its website, fewer visitors may visit our website, which could have a material adverse effect on our business and results of operations. Further, if any free search engine which we use to direct traffic to our website begins charging fees for listing or placement, or if one or more of the search engines or other online sources on which we may rely for purchased listings, modifies or terminates its relationship with us, the traffic to our website could decrease and our expenses could increase which could have a material adverse effect on our business, prospects, financial condition or results of operations.

Taxation risks could subject us to liability for past sales, increase costs and cause our future sales to decrease.

We do not collect sales or other taxes on shipments of most of our products into most states in the U.S. Currently, U.S. Supreme Court decisions restrict the imposition of obligations to collect state and local sales and use taxes with respect to sales made over the Internet. However, a number of states, as well as the U.S. Congress, have been considering initiatives that could limit or supersede the Supreme Court’s position regarding sales and use taxes on Internet sales. If any of these initiatives were successful, we could be required to collect sales and use taxes in additional states. The imposition by state and local governments of various taxes upon Internet commerce could create administrative burdens for us, reduce our competitive advantage over traditional retailers and decrease future sales. One or more states may seek to impose sales or other tax collection obligations on out-of-jurisdiction eCommerce companies. Effective June 2008, New York imposed such a sales tax obligation requirement on online retailers that use New York residents to directly or indirectly refer potential customers, via a link on an Internet website or otherwise, to the online retailer. A successful assertion by one or more states or foreign countries that we should collect sales or other taxes on the sale of products or services could result in substantial tax liabilities for past sales, decrease our ability to compete with traditional retailers and otherwise harm our business, prospects, financial condition or results of operations.

Product liability claims could have an adverse effect on GPDB’s business.

We face an inherent risk of exposure to product liability claims if the products we sell cause injury or illness. We may be subject to liability, which could be substantial, because of actual or alleged contamination in products we sell. We have liability insurance with respect to product liability claims. This insurance may not continue to be available at a reasonable cost or at all, and may not be adequate to cover product liability claims against us.  If we or any of our suppliers do not have adequate insurance or contractual indemnification available, product liability claims and costs associated with product recalls, including a loss of business, could have a material adverse effect on our business, prospects, financial condition or results of operations.

We rely on the availability of third-party licenses.

Many of our products include software or other intellectual property licensed from third parties. It may be necessary in the future to renew licenses relating to various aspects of these products or to seek new licenses for existing or new products. There can be no assurance that the necessary licenses would be available on acceptable terms, if at all. The inability to obtain certain licenses or other rights or to obtain such licenses or rights on favorable terms, or the need to engage in litigation regarding these matters, could result in delays in product releases until equivalent technology can be identified, licensed or developed, if at all, and integrated into our products and may have a material adverse effect on our business, prospects, results of operation, and financial condition.

If we are unable to effectively manage our growth plan, we could be unable to implement our business strategy.

Our growth plan requires significant management time and operational and financial resources. There is no assurance that we have the operational and financial resources to manage our growth. In addition, rapid growth in our headcount and operations may place a significant strain on management and administrative, operational and financial infrastructure. Failure to adequately manage growth could have a material adverse effect on our business, prospects, financial condition or results of operations.

Our management has significant voting power which limits the influence of other stockholders.

Our officers and directors control, either directly or indirectly, a substantial portion of our voting securities. Therefore, our management may significantly affect the outcome of all corporate actions and decisions for an indefinite period of time including election of directors, amendment of charter documents and approval of mergers and other significant corporate transactions.

We are dependent on the continued services and performance of our senior management, the loss of any of whom could adversely affect its business, operating results and financial condition.

Our future performance depends on the continued services and continuing contributions of our senior management to execute its business plan, and to identify and pursue new opportunities and product innovations. The loss of services of senior management, particularly Rod A. Smith, GPDB’s founder and Chief Executive Officer could significantly delay or prevent the achievement of our strategic objectives. The loss of the services of senior management for any reason could adversely affect our business, prospects, financial condition and results of operations.

Risks Related to the Company’s Common Stock

There is not an active liquid trading market for the Company’s common stock.

The Company files reports under the Securities Exchange Act of 1934, as amended, and its common stock is eligible for quotation on the OTC Bulletin Board. However, there is no regular active trading market in the Company’s common stock, and we cannot give an assurance that an active trading market will develop. If an active market for the Company’s common stock develops, there is a significant risk that the Company’s stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control:

☐	variations in our quarterly operating results;

☐	announcements that our revenue or income are below analysts’ expectations;

☐	general economic slowdowns;

☐	sales of large blocks of the Company’s common stock;

☐	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments; and

☐	fluctuations in stock market prices and volumes, which are particularly common among highly volatile securities of early stage technology companies.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

Our common stock is subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The Nasdaq Stock Market or other national securities exchange and trades at less than $1.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances.  Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to the Company.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, the Company will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by the Company contained a material misstatement of fact or was misleading in any material respect because of the Company’s failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

The Company has not paid dividends in the past and does not expect to pay dividends in the foreseeable future.  Any return on investment may be limited to the value of the Company’s common stock.

No cash dividends have been paid on the Company’s common stock. We expect that any income received from operations will be devoted to our future operations and growth. The Company does not expect to pay cash dividends in the near future. Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors as the Company’s board of directors may consider relevant. If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

Because our common stock is not registered under the Exchange Act, we will not be subject to the federal proxy rules and our directors, executive offices and 10% beneficial holders will not be subject to Section 16 of the Exchange Act. In addition, our reporting obligations under Section 15(d) of the Exchange Act have been suspended and we file reports under the Exchange Act voluntarily.

Our common stock is not registered under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and we do not intend to register our common stock under the Exchange Act for the foreseeable future (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, more than 500 shareholders of record, in accordance with Section 12(g) of the Exchange Act). In addition, our reporting obligations under Section 15(d) of the Exchange Act are currently suspended as a result of having fewer than 300 shareholders of record on the first day of our fiscal year. As a result, although we voluntarily file annual, quarterly, and current reports under the Exchange Act, as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission (“SEC”) a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5 respectively. In addition, because we file reports voluntarily under the Exchange Act, we may at any time cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations (provided that, our reporting obligations under Section 15(d) of the Exchange Act will be re-instated if we have over 300 shareholders of record on the first day of our fiscal year).

  FORWARD-LOOKING STATEMENTS

Statements in this current report on Form 8-K may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this prospectus, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this current report and in other documents which we file with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this current report, except as required under applicable securities laws.

BUSINESS

Background

The Green PolkaDot Box LLC was a Utah limited liability company organized on January 18, 2008.  Effective January 2, 2012, The Green PolkaDot Box LLC converted into a corporation under the name, The Green PolkaDot Box, Inc.

Vault is a Nevada corporation organized on April 25, 2011.

Vault America, Inc., formerly MoneyFlow Systems International Inc., ("MoneyFlow") is a Nevada corporation incorporated on April 25, 2001.  Security Bancorp Inc. ("Security Bancorp"), which was the Company’s wholly owned subsidiary, was organized on August 3, 1992 in Alberta, Canada and was inactive until January 5, 1999 when it changed its name to Security Bancorp Inc. and began operations under the name CA$H STATION. In July, 2001, Security Bancorp and MoneyFlow approved a share exchange agreement whereby Security Bancorp became a wholly owned subsidiary of MoneyFlow.  On April 1, 2002, MoneyFlow formed a wholly owned Canadian subsidiary, Intercash POS Systems Ltd. ("Intercash") through which MoneyFlow conducted its Point-of-Sale business. On August 31, 2004, MoneyFlow sold the majority of its Point-of-Sale business to BP Financial Corp.

Commencing in May 1999, Security Bancorp was involved in supplying, installing, maintaining and managing ATM machines which it would place on the premises of property owners and businesses for the purpose and convenience of dispensing cash and other services.

In October 2004, MoneyFlow acquired Interglobe Investigation Services Inc. ("Interglobe"), organized on August 3, 1992 in British Columbia. Interglobe provides security consulting services and related products and services to companies and individuals, and also supplies and installs custom remote access digital surveillance systems. Subsequent to the acquisition, during the second quarter of the 2005 fiscal year, MoneyFlow elected to divest itself of the physical surveillance part of the business.  MoneyFlow continued to operate its digital surveillance business under the name Interglobe Security until the sale of the on-hand inventory.

During the first quarter of the Company’s 2012 fiscal year, Vault completed an agreement pursuant to which it divested itself of all its ATM operations. Subsequent to the sale, Vault had limited business operation focused on the real estate sector. On February 29, 2012, GPDB became a wholly owned subsidiary pursuant to the Merger Agreement (see pages 2-3). In connection with the Merger Agreement, Vault transferred all of the outstanding capital stock of Security Bancorp to certain of Vault’s pre-merger shareholders (the “Split-Off”).  As a result of the Split-Off, Security Bancorp ceased to be a subsidiary of Vault and became a privately owned corporation of which Vault retained no ownership or affiliation.

Business Summary

GPDB is the first online membership club for the purchase of natural and organic foods in the United States. We operate a website at www.greenpolkaddotbox.com which was launched in December 2011 and through which we offer a wide array of healthy, natural, organic and specialty foods and other products at low prices.

Our mission is to provide a complete selection of nutrient dense clean food and products to our members at the lowest possible price and to educate our members about the links between a nutrition-poor diet and chronic disease.

We buy the majority of our merchandise directly from manufacturers, producers and farmers and route it to our warehouses with the aim of maximizing handling efficiencies and eliminating many of the costs associated with traditional multiple-step distribution channels. Such traditional steps include purchasing from distributors as opposed to manufacturers and the use of central receiving, storing and distributing warehouses.

“Buying Collective”

Our business model is based on creating a powerful buying collective. A “buying collective” is a group of consumers with similar purchasing needs and requirements that uses the leverage of its group size to influence the quality and pricing of the products it seeks to purchase. We, representing our “buying collective” members, carefully select vendors of a wide variety of fresh and packaged foods and products and establish extensive relationship with those venders with the goal of providing access to quality and trusted brands at bargain prices.

Health-Conscious Products

We are dedicated to offering products to our members that are clean and safe. We not only use our collective bargaining power to be selective in the products we offer but use such influence to insist to our vendors that we are purchasing “clean food.”  "Clean food" means certified organic foods of all varieties that are 3rd party-verified to be free of genetically modified organisms (“GMO”). We aim to protect our consumers by insisting that food production is designed to exclude derivatives from GMO food crops and from dairy products injected with genetically modified growth hormone. In addition, we seek to exclude meat from animals fed from GMO feed.  Our “buying collective” will only partner with vendors who provide certified organic animal proteins or 100 percent wild caught or grass fed animals.

We endeavor to work exclusively with manufacturers and growers that produce certified organic foods. Our objective pertaining to clean organic food is not only intended to protect consumers but to provide a large customer base and reward those providers that offer “clean food.”  By incentivizing providers to produce “clean food,” we support and protect the labor and economic investment of providers who produce "organic" and “clean food.”

Membership

Our commitment to providing “clean food” to our members is a quality that is intended to captures the purchasing loyalty of health-minded consumers across the country. As of February 1, 2012, GPDB has 9,797 members, of which 1,895 have placed at least one order. Our membership continues to grow through our marketing efforts and member referral programs. In order to create awareness of our operations, we have partnered with numerous national organizations whose members in aggregate represent large numbers of health-conscious people that would benefit from joining our buying collective. In addition, we offer an incentive program which rewards current member for referring new members to the buying collective. Our rewards program, called “PolkaDot Rewards,” enables members to earn points on purchases of members they refer, which points can be used to reduce or even eliminate the cost of products they purchase.

Currently, we offer two levels of membership. The “Club Membership” is the lowest cost membership which allows members access to shop our products and use the tools provided on our website, including “LEARN Center,” which provides educational materials on principles and practices that help promote wellness. The “Rewards Membership” also provides a low annual-fee membership with the added benefit of purchase discounts and rewards incentives for referring new members.

Supplier Relationships

We have direct purchase agreements with hundreds of manufacturers of organic and natural foods and products. Direct purchasing agreements allow us to cut out certain costs that are embedded in the traditional supply chain. Typically, a retailer purchases its inventory through a wholesaler. The wholesaler purchases the products from a distributor, which distributor purchases the products directly from the manufacturer. The traditional model requires the consumer to bear the burden of multiple mark-ups. Our model seeks to change these inefficiencies by cutting out the middle-men in the traditional distribution channel.

Because of high sales volume and rapid inventory turnover, we generally sell inventory before we are required to pay many of our suppliers, even though we take advantage of early payment discounts when available. To the extent that sales increase and inventory turnover becomes more rapid, a greater percentage of inventory is expected to be financed through payment terms provided by suppliers rather than by working capital.

Advanced Logistics

We currently own approximately $500,000 in paid inventory, which is held in our 20,000 square ft. warehouse located in Spanish Fork, Utah. This inventory is managed by an advanced warehouse management and delivery system which capitalizes on efficiencies of the Internet and a state‐of‐the‐art online ordering system.

Our website orders come through an e-commerce platform called Magento Enterprise (v. 1.11). The order is transferred in real time to our warehouse management system called WISE, provided by Royal 4 Systems, Inc. We run a batch picking methodology in the warehouse. As the orders come into WISE, they are batched to picking carts. The batches of orders are sorted by pick location. All orders are picked and placed on the cart. The cart is sectioned off with each order having its own section. Once the orders have been picked, the cart is taken over to a verification station. The operator of the station scans the order number into WISE and starts the verification process. Each item in the warehouse has a scan-able UPC code. The operator scans each item associated with each order. If the item does not belong in the order, an error comes up and the operator is alerted. Once all items have been successfully scanned and verified, the order is transferred over to a pack-out station. All of the items for that order are wrapped, boxed, void-filled and processed through our shipping software, which shipping and software is provided by FedEx. Once the order is shipped, the tracking information from FedEx is fed back to WISE and the shipment is completed. WISE then transfers the tracking information back to Magento and Magento sends out a shipping email to the customer with the tracking number and other information.

Website and Consumer Tools

Our website, www.greenpolkadotbox.com, offers an expansive selection of fresh and packaged food and other products geared towards health-conscious customers. Because we have leveraged relationships with vendors, we are able to provide our members with a wide variety of products in a single purchasing platform. Furthermore, our website provides members with time-saving tools which use advanced software that enables consumers to sort through large inventory and customize their selections based upon their dietary needs, brand preferences and product type. Our website also boasts volumes of educational content that allows members to understand the impact of food on their bodies and the benefits they will get from the healthy food available on our website.

Member Services Center

Our member services staff, currently consisting of 10 full and part-time employees, is trained and dedicated to providing high levels of service with the aim of developing a stronger sense of loyalty in the membership base. Our staff is also dedicated to researching the best prices available to consumers. When the member services staff is not providing service to our members they are tracking the highs and lows of market prices for the products we carry so that we can ensure that we provide lower prices. Furthermore, we employ a full-time staff member dedicated to thoroughly vetting products offered or to be offered to our members by scrutinizing the dietary contents and ingredients of the products, as well as seeking verification of ingredient content.

“Harvest Fresh”

In addition to our extensive packaged food product offerings, we intend, commencing by the end of March 2012, to expand the benefits of the buying collective by offering to our members the ability to purchase fresh organic produce at wholesale prices. To this end, we have established and configured a 25,000 square ft., certified-organic, processing and packing facility in Exeter, California. We call this business segment “Harvest Fresh”. Similar to the packaged food business segment, we intend to use the leverage of our buying collective to provide high quality organic produce at a discounted price. In anticipation of the “Harvest Fresh” launch, we have developed an innovative system for shipping packaged goods and fresh-harvested, organic produce in a specially packed refrigerated box.

Competition

The organic and natural food and products industry is highly competitive. Consumers have many choices in the club or membership retailer industry. Our largest competition comes from membership warehouses or other buying collectives such as Costco, Walmart’s Sam’s Club and BJ’s. We also compete with smaller regional and local retailers of organic, natural, gourmet and other specialty foods that focus on health-conscious consumers such as The Good Earth, Whole Foods and Trader Joe’s.  Other competitive forces include conventional retail grocery stores.

We believe that our mission to provide low-cost products within a specific food category, natural and organic, gives us a competitive advantage over membership warehouses that do not have the variety, selection and exclusivity that targets health-conscious consumers. We carefully research the current market prices of well-known retail merchants, including online stores, for all the products in our membership offering and then price those products at an average of 10%-15% below the lowest competitive prices found. We believe that competitive pricing will generate greater member loyalty which in turn will increase the membership base and product turnover.

We believe that we have a substantial competitive advantage over competitors who wish to enter the buying collective and/or health-conscious product market. We believe that it could take approximately 18 to 24 months for a competitor to launch a similar website. The primary reason for such a barrier to entry is that a potential competitor would have to invest a great deal of time to develop: (i) sales channel alliances; (ii) buying agreements with nationally recognized food manufacturers and farmers; (iii) distribution and fulfillment facilities; and (iv) efficient logistics systems. However, if a competitor could survive the time investment, we believe we could benefit because the emergence of other websites in our space would serve to validate the business category.

Sales and Marketing

To date substantially all sales and marketing have been through marketing agreements with national organizations such as the Organic Consumers Association, the Hippocrates Health Institute, the Natural Solutions Foundation, Citizens for Health, the National Health and Wellness Club, Natural News and Mission Possible many of which were formed specifically to raise awareness and to create a coalition of people that are interested in healthy lifestyles and dietary consciousness.

In addition, we offer an incentive program which rewards current member for referring new members to the buying collective. Our rewards program, called “PolkaDot Rewards,” enables members to earn points on purchases of members they refer, which points can be used to reduce or even eliminate the cost of products they purchase.

We intend to broaden the scope of our marketing campaigns by utilizing search engine optimization, direct response advertising, and social media.

Government Regulations

Our warehouse operations and the products that we sell in the United States are subject to regulation by state and local health departments, the USDA and the United States Food and Drug Administration, which generally impose standards for product quality and sanitation and are responsible for the administration of bioterrorism legislation. Our warehouse has not yet been subject to an inspection but we anticipate that such an inspection will occur once annually by state or federal authorities.

We believe that we are in material compliance with all federal, provincial, state and local laws applicable to our operations.

Intellectual Property

We have submitted two trademark applications intended to protect our name and logo. We license software used in our warehouse facility under non-exclusive license agreements which are generally non-transferable and have a perpetual term.  When necessary we endeavor to enter into agreements with our employees and contractors and with parties with whom we do business in order to limit access to and disclosure of any proprietary information and production processes.

Employees

As of the date of the filing of this report, we have 34 employees, 16 of whom are full time.

Research and Development

We spent $342,345 and $296,079 on research and development during the years ended December 31, 2011 and 2010, respectively.

Item 2. Management’s Discussion and Analysis of Financial Conditions and Results of Operations

The following discussion and analysis of the results of operations and financial condition of The Green PolkaDot Box, Inc. for the fiscal years ended December 31, 2011 and 2010 should be read in conjunction with the financial statements of The Green PolkaDot Box, LLC, and the notes to those financial statements that are included elsewhere in this Form 8-K. This discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as GPDB’s plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors and Business sections in this 8-K. Words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions are used to identify forward-looking statements.

Overview

The Green PolkaDot Box LLC was organized under the laws of Utah on January 18, 2008. Effective January 2, 2012, The Green PolkaDot Box LLC converted into a corporation under the name, The Green PolkaDot Box, Inc.  As a result of the conversion, each common unit of the LLC outstanding converted into one share of Common Stock and each warrant and option exercisable for common units of the LLC converted into warrants and options exercisable for shares of Common Stock at an exchange ratio of one common unit for one share of Common Stock.

GPDB is an online membership club for the purchase of natural and organic foods. GPDB operates a website at www.greenpolkaddotbox.com through which it offers a wide array of healthy, natural, organic and specialty foods and other products at low prices.

Results of Operations

The Year Ended December 31, 2011 Compared to the Year Ended December 31, 2010

The following table presents GPDB’s results of operations for the year ended December 31, 2011 compared to the year ended December 31, 2010.

	December 31,
	2011	2010
Sales	$94,873	$—
Cost of sales	(716,047)	—
Gross profit	(621,174)	—
Operating expenses:
General and administrative	150,614	51,998
Sales and marketing	78,888	96,479
Other	1,938,511	578786
Total operating expenses	2,168,013	727,263
Non-Operating Income (Expense):
Interest income (expense)	(47,107)	(150,802)
Total other income (expense)	(47,107)	(150,802)
Net (loss)	$(2,836,294)	$(878,065)

Sales

Sales for the year ended December 31, 2011 increased to $94,873 as compared to $0 for the year ended December 31, 2010, an increase of $94,873. The increase is primarily attributable to GPDB’s merchandise sales that resulted following the launch of our website in December 2011. Prior to that GPDB was in its start-up phase, securing its supplier relationships and developing its website and therefore did not generate any sales.

Cost of Sales

Cost of sales for the year ended December 31, 2011 increased to $716,047 as compared to $0 for the year ended December 31, 2010, an increase of $716,047. The increase is primarily attributable to the costs incurred to develop the fulfillment warehouse and distribution process, purchase/acquire merchandise inventory and the issuance of member rewards points. GPDB used cash to purchase approximately $580,000 in finished goods inventory. Of that amount, approximately $60,000 was in sold in 2011 and included in the cost of revenue/sales amount for the year. An additional amount of $568,114 related to the noncash value of rewards points issued during 2011 was included in cost of revenue/sales for the year. Also included in cost of revenue/sales is depreciation (a non-cash expense) related to warehouse equipment and packaging supplies, labor and freight/shipping charges related to the inventory sold. These costs of revenue/sales are the costs incurred related to the sales that took place following GPDB’s launch of its website.

Gross Profit

Gross profit for the year ended December 31, 2011 decreased to $621,174 as compared to $0 for the year ended December 31, 2010, a decrease of $621,174. The decrease of gross profit was attributable to the fact that GPDB opened and launched its website in December 2011 and did not generate revenue until late in the year. Accordingly, there was only a small amount of revenue to offset the costs incurred in establishing its distribution and fulfillment operations.

Operating Expenses

Operating expenses consist of selling, general and administrative expenses for the year ended December 31, 2011 increased to $2,168,013 as compared to $727,263 for the year ended December 31, 2010, an increase of $1,440,750 or 298%. The increase is primarily attributable to the development of GPDB’s website and warehouse and fulfillment costs   incurred in the opening of the business.

General and administrative expenses consist primarily of office, utilities, computer, internet, travel, insurance, etc. expenses.  General and administrative expenses for the year ended December 31, 2011 increased to $150,614 as compared to $51,998 for the year ended December 31, 2010, an increase of $98,616 or 290%. The increase is primarily attributable to the increased operating costs related to opening the business.

Sales and marketing expenses consist primarily of advertising, promotion and marketing fees. Sales and marketing expenses for the year ended December 31, 2011 decreased to $78,888 as compared to $96,479 for the year ended December 31, 2010, a decrease of $17,591 or 18%.  The decrease is primarily attributable to GPDB deciding to not increase its costs in this area but maintain and build on the momentum it had already established in the previous year.

Non-Operating Income (Expense)

None-Operating Income (expense) was $(47,107) in the year ended December 31, 2011, compared to $(150,802) for the year ended December 31, 2010, a decrease in expense of 31.2%, as a result of a decrease in interest expense resulting from repayment or conversion of debt.

Net Loss

Net (loss) for the year ended December 31, 2011 increased to $(2,836,294) as compared to $(878,065) for year ended December 31, 2010, an increased loss of $(1,958,229) or 323%.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

GPDB’s website commenced operations in 2008 and GPDB launched its website on December 16, 2011.  At December 31, 2011 and 2010, GPDB had cash of $391,437 and $535, respectively and a working capital deficit of $1,820,875 and $1,335,633, respectively.  In connection with the closing of the sale of bridge notes, GPDB issued 10,000,000 shares of common stock at a purchase price of $0.25 per share in a private placement to exchangeable bridge notes, resulting in aggregate gross proceeds of $400,000.

Net cash (used in) operating activities for the year ended December 31, 2011 was ($47,876) compared to ($464,770) for the year ended December 31, 2010. The decrease in net cash used in operating activities was primarily attributable to the cash generated by GPDB through its membership sales. Net cash (used in) investing activities for the year ended December 31, 2011 was ($183,542) as compared to ($20,761) for the year ended December 31, 2010. The increase in net cash used in investing activities was due to the acquisition of fixed assets primarily related to warehouse operations.  Net cash provided by financing activities for the year ended December 31, 2011 was $662,320 as compared to $440,000 for the year ended December 31, 2010. Net cash provided by financing activities was the result of proceeds received from the conversion of promissory notes, proceeds from member loans and contributions of capital received by members.

To date GPDB has financed its operations through the sale of its securities, the issuance of notes and loans and receipt of membership fees.

GPDB does not have any material commitments for capital expenditures during the next twelve months. It is likely that GPDB will need to raise additional funds in the future particularly if we are unable to generate positive cash flow as a result of its operations or require additional capital to expand our operations. Therefore GPDB’s future operations may be dependent on its ability to secure additional financing.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of the Company’s common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if GPDB is able to raise the funds required, it is possible that it could incur unexpected costs and expenses, fail to collect significant amounts owed to it, or experience unexpected cash requirements that would force it to seek alternative financing. Furthermore, if the Company issues additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital may restrict our ability to grow and may reduce our ability to continue to conduct business operations. If GPDB is unable to obtain additional financing, we may have to curtail our marketing and development plans and possibly cease our operations.

GPDB’s auditor expressed in their audit report a qualification as the ability of GPDB to continue as a going concern as a result of the lack of profitable operations and the need to continue to raise funds.

Off Balance Sheet Arrangements

GPDB does not engage in any activities involving variable interest entities or off-balance sheet arrangements.

Recent Accounting Pronouncements

In May 2011, FASB issued Accounting Standards Update (ASU) No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. FASB ASU 2011-04 amends and clarifies the measurement and disclosure requirements of FASB ASC 820 resulting in common requirements for measuring fair value and for disclosing information about fair value measurements, clarification of how to apply existing fair value measurement and disclosure requirements, and changes to certain principles and requirements for measuring fair value and disclosing information about fair value measurements. The new requirements are effective for fiscal years beginning after December 15, 2011. GPDB plans to adopt this amended guidance on October 1, 2012 and at this time does not anticipate that it will have a material impact on GPDB’s results of operations, cash flows or financial position.

In June 2011, FASB issued ASU No. 2011-05, Presentation of Comprehensive Income, which amends the disclosure and presentation requirements of Comprehensive Income. Specifically, FASB ASU No. 2011-05 requires that all non owner changes in stockholders’ equity be presented either in 1) a single continuous statement of comprehensive income or 2) two separate but consecutive statements, in which the first statement presents total net income and its components, and the second statement presents total other comprehensive income and its components. These new presentation requirements, as currently set forth, are effective for GPDB beginning October 1, 2012, with early adoption permitted. GPDB plans to adopt this amended guidance on October 1, 2012 and at this time does not anticipate that it will have a material impact on GPDB’s results of operations, cash flows or financial position.

In September 2011, FASB issued ASU 2011-08, Testing Goodwill for Impairment, which amended goodwill impairment guidance to provide an option for entities to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. After assessing the totality of events and circumstances, if an entity determines that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, performance of the two-step impairment test is no longer required. This guidance is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted. Adoption of this guidance is not expected to have any impact on GPDB’s results of operations, cash flows or financial position.

There were other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on GPDB’s financial position, results of operations or cash flows.

Item 3.  Properties

We are headquartered in American Fork, Utah and currently operate two facilities in Spanish Fork, Utah, with a 20,000 square ft. warehouse, and in Exeter, California, with a 25,000 square ft. processing and packaging facility. We lease all of our facilities and our total monthly rent expense is approximately $22,000.

Item 4.  Security Ownership of Certain Beneficial Owner and Management

The following table sets forth certain information, as of March 5, 2012 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name.

Named executive officers and directors:	Number of Shares beneficially owned	Percentage of class beneficially owned*
Rod A. Smith (1)	3,789,765	35.6%
Jeffery L. Nilsson (2)	371,000	3.5%
Andrew W. Smith (3)	445,200	4.4%
Harold F. Schultz	0	0%
Gary and Helen Smith	986,860	9.7%
Daniel and Jill Fugal	767,803	7.5%
Russ Karlen (4)	816,200	7.9%
Fred Kammersell	542,461	5.3%
All directors and executive officers as a group (4 persons)	4,605,965	41.7%

_____________________
*           The percentage of class beneficially owned is based on 10,187,330 shares of common stock issued and outstanding as of March 5, 2012.

(1)           Includes 2,825,165 shares owned by the Smith Family Trust.  The Smith Family Trust’s trustee is Sariah Smith, Rod A. Smith’s wife.  Mr. Smith disclaims beneficial ownership of the shares held by the Smith Family Trust. Also includes 463,750 shares issuable upon exercise of options.
(2)           Represents shares of common stock issuable upon exercise of warrants and/or options.
(3)           Includes 29,680 shares of common stock issuable upon exercise of options.
(4)           Includes 185,500 shares of common stock issuable upon exercise of options.

Item 5. Directors and Executive Officers

Below are the names and certain information regarding the Company’s executive officers and directors as of March 5, 2012. The Company anticipates that, following the filing of the Company’s 10-Q for the quarter ended January 31, 2012, Harold F. Schultz will resign as chief executive officer, chief financial officer and director, Rod A. Smith will be elected chief executive officer, and Jeffrey L. Nilsson will be elected chief financial officer of the Company.

Name	Age	Position
Rod A. Smith	56	President, Director
Jeffrey L. Nilsson	55	Chief Financial Officer, Director
Andrew W. Smith	60	Secretary, Director
Harold F. Schultz	80	Chief Executive Officer, Chief Financial Officer, Director

Rod A. Smith

Mr. Smith is the founder of The Green PolkaDot Box, Inc. and has served as its Managing Member and CEO since January of 2007. He has accumulated extensive experience with “startup” business development & management, sales & marketing, public relations, and advertising over the past 25 years. Among his notable accomplishments, Mr. Smith founded and developed a $300 million dollar telecommunications company, InContact (NASDAQ: SAAS). Mr. Smith was educated at Brigham Young University and University of Southern California. Mr. Smith’s experience as GPDB’s founder and chief executive officer qualifies him to serve on the Company’s board of directors.

Jeffrey L. Nilsson

Mr. Nilsson was appointed Chief Financial Officer of The Green PolkaDot Box, Inc. in January 2012. From January 2007 to December 2011, he served as Vice President of Finance and Vice President of Customer Operations at XO Communications. He also worked for AT&T Wireless where he was promoted to Vice President of Finance during his 10 year tenure. Mr. Nilsson also worked for Arthur Andersen & Company for 11 years after receiving a Bachelor of Science in Accounting and a Masters of Accounting from Brigham Young University. Mr. Nilsson’s financial and accounting knowledge and experience qualify him to serve on the Company’s board of directors.

Andrew W. Smith

Mr. Smith joined The Green PolkaDot Box, Inc. in 2008. He currently serves as the Chief Financial Officer of Kairos Autonomi, Inc., an electronics manufacturer, which position he accepted in April 2011. From 2007 to 2008, M. Smith served as a Controller to Q Comm International, Inc., a wholesaler of electronic equipment and supplies. Mr. Smith also served as a Chief Financial Officer and Controller to Ozonator, LLC, a manufacturer of ozone purification devices from 2004 to 2007. Mr. Smith received a Bachelor of Science in Accounting from University of Utah. Mr. Smith’s financial and accounting knowledge and experience quality him to serve on the Company’s board of directors.

Harold F. Schultz

Mr. Schultz was a founding shareholder and has served as its chief executive officer since inception in 2001.  Mr. Schultz is also President, CEO and a Director of Security Bancorp Inc., which was Vault’s wholly owned subsidiary.  Mr. Schultz has been President of Security Bancorp Inc. since 1999.  Mr. Schultz has over 40 years experience in the areas of construction, real estate and the oil and gas industry.  Prior to joining Security Bancorp Inc., Mr. Schultz was Chairman of Enviro FX, Inc., a publicly traded Canadian company, from 1996 until 1998.  Mr. Schultz has been President of Advance Contracting Services Ltd., a private holding company, since 1972.  Mr. Schultz is a member of the 400 Club, a founder of the Lakeview Community Association and many other community organizations. Mr. Schultz’s experience as Vault’s founder qualifies him to serve on the Company’s board of directors.

Directors serve until the next annual meeting of stockholders or until their successors are elected and qualified.  Officers serve at the discretion of the Board of Directors.   The Board of Directors does not have any committees. To date, no amount has been paid to a director for the services of such individual on the Board.

Board Leadership Structure and Role in Risk Oversight

Mr. Schultz has served as chairman and chief executive officer of Vault since its inception. The Company anticipates that, following the filing of the Company’s 10-Q for the quarter ended January 31, 2012, Mr. Schultz will resign as chief executive officer, chief financial officer and director, and Rod A. Smith will serve as chairman and chief executive officer. Due to the small size and early stage of the Company, we believe it is currently most effective to have the chairman and chief executive officer positions combined.

Our board of directors is primarily responsible for overseeing our risk management processes on behalf of our board of directors. The board of directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The board of directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our Company are consistent with the board’s appetite for risk. While the board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Involvement in Certain Legal Proceedings

Except as set forth below, to our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has been:

•
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

On May 10, 2010, Rod A. Smith filed for personal bankruptcy in the United States Bankruptcy Court, District of Utah, Central Division (Case No. 10-26216).  Mr. Smith sought to withdraw the bankruptcy proceeding however his attempts to do so were barred by a claim asserted by an alleged creditor, John J. Palica. Mr. Palica previously asserted a civil claim against Mr. Smith, alleging securities fraud in connection with Mr. Palica’s investment into a company for which Mr. Smith was a managing member. Mr. Palica withdrew the civil claim and attached his claim to Mr. Smith’s bankruptcy proceeding. Mr. Palica also alleges fraud in the bankruptcy court, claiming that Mr. Smith induced him to invest in Mr. Smith’s company by allegedly inducing Mr. Palica to invest with the use of misrepresentations. Mr. Smith vigorously denies Mr. Palica’s allegations and continues to defend against Mr. Palica’s accusations.

Code of Ethics

We have not adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions because of the small number of persons involved in the management of the Company.

Nominating Committee

We have not adopted any procedures by which security holders may recommend nominees to our Board of Directors.

Audit Committee

The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert.

Item 6.  Executive Compensation

The following table sets forth all compensation paid in respect of GPDB’s principal executive officer for our last two completed fiscal years. No other officer of GPDB received compensation in excess of $100,000 for either of our last two completed fiscal years.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Rod A. Smith, CEO	2010 2011	0 0	0 0	0 0	0 0	0 0	0 0	65,840.43 88,349.68	65,840.43 88,349.68

The following table sets forth all compensation paid in respect of Vault’s principal executive officer for Vault’s last two completed fiscal years. No other officer of Vault received compensation in excess of $100,000 for either of Vault’s last two completed fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Harold Schultz, CEO (1)	2010 2011	57,690 57,690	0 0	0 0	0 0	0 0	0 0	0 0	57,690 57,690

Employment Agreements

We are not party to any employment agreements.

Director Compensation

No director of GPDB or Vault received any compensation for services as director for GPDB’s or Vault’s last fiscal year, respectively.

Risk Management

The Company does not believe risks arising from its compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company.

Item 7.  Certain Relationships and Related Transactions, and Director Independence

Certain Relationships and Related Transactions

From inception until the closing of the reverse merger transaction on February 29, 2019, Vault, through its wholly owned subsidiary, Security Bancorp Inc., had an arrangement with Advance Contracting Services Ltd. (“Advance”), whose sole shareholder, officer and director is Harold F. Schultz, chief executive officer of Vault.  As part of this arrangement, Security Bancorp paid a monthly management fee to Advance in the amount of CDN$5,000 (approximately US$4,800) for Mr. Schultz's services to Security Bancorp.  No written agreement was entered into and the arrangement was terminable at will.

Director Independence

None of our directors is independent as that term is defined under the Nasdaq Marketplace Rules.

Item 8.  Legal Proceedings

We are not party to any legal proceedings.

Item 9.  Market Price of and Dividends on Common Equity and Related Stockholder Matters

The Company’s common stock is eligible for quotation on the OTC Bulletin Board under the symbol “VAMA.” There has been minimal reported trading to date in the Company’s common stock.

As of March 5, 2012, there were approximately 194 holders of record of the Company’s common stock.

As of March 5, 2012, we had the following shares of common stock reserved for issuance: 142,560 shares reserved for issuance upon exercise of outstanding warrants; and 4,304,572 shares reserved for issuance upon exercise of outstanding options.

As of March 5, 2012: (i) 4,447,132 shares of common stock are subject to outstanding options or warrants to purchase, or securities convertible into, common stock; (ii) 0 shares of common stock can be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, and (iii) 0 shares of common stock are being, or has been publicly proposed to be, publicly offered by the Company.

Dividends

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company maintains the 2004 Benefit Plan (the "Benefit Plan"), pursuant to which it may grant equity awards to eligible persons.  The Benefit Plan allows the Board of Directors to issue shares of common stock or grant options to purchase shares of Vault common stock to employees, consultants and advisors of the Company or its subsidiaries.  As of March 5, 2012, no options had been granted or shares issued under the Benefit Plan. Pursuant to the Company's previous plan, the 2002 Stock Option Plan, 537,500 shares of common stock were issued to the Company's directors and employees of Security Bancorp on December 10, 2004.  Subsequent to that date, the 2002 Stock Option Plan was discontinued and the Company maintains only the Benefit Plan as of the date of this filing.  The table below lists information on the Company’s equity compensation plans as of October 31, 2011.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders	N/A	N/A	1,800,000
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	N/A	N/A	1,800,000

GPDB has issued from its 2012 Stock Option Plan incentive stock options and non-statutory stock options to acquire an aggregate of 11,602,621 shares of GPDB common stock with exercise prices ranging from $0.01 to $1.00. In connection with the reverse merger, effective on the Closing Date, these options were exchanged for options to purchase shares of the Company’s common stock with terms substantially similar to that of the options issued by GPDB (subject to the terms and ratio set forth in the Merger Agreement).

Item 10.  Recent Sales of Unregistered Securities

See Item 1.01.

Item 11.  Description of Registrant’s Securities to be Registered

The Company’s authorized capital stock consists of 100,000,000 shares of common stock, par value of $0.001 per share, 5,000,000 shares of Preferred A Stock, $0.001 par value, and 5,000,000 shares of Preferred B Stock, $0.001 par value.  As of March 5, 2012, there were 10,187,330 shares of the Company’s common stock issued and outstanding that are held by approximately 194 stockholders of record.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

Item 12.  Indemnification of Directors and Officers

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.7502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 13.  Financial Statements and Supplementary Data

Reference is made to the filings by Vault on Form 10-K and 10-Q for Vault’s financial statements.

The financial statements of GPDB begin on Page F-1.

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15. Exhibits.

See Item 9.01.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

Item 5.01 Changes in Control of Registrant.

See Item 2.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01.

Item 5.06 Change in Shell Company Status.

See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial statements of GPDB are included following the signature page.

(b) Pro forma financial information. See Exhibit 99.1.

(c) Shell Company Transactions. See (a) and (b) of this Item 9.01.

(d) Exhibits

Exhibit Number	Description
10.1	Agreement and Plan of Merger, dated February 29, 2012, among Vault America, Inc., Green PD Acquisitions, Inc., and The Green Polkadot Box, Inc.
10.2	Form of Subscription Agreement
10.3	Form of Warrant
10.4	Form of Subscription Agreement (GPDB)
10.5	Form of Promissory Note (GPDB)
99.1	Pro Forma Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAULT AMERICA, INC.

Dated: March 6, 2012	By:	/s/ Rod A. Smith
Name: Rod A. Smith
Title: President

THE GREEN POLKA DOT BOX, LLC

(A DEVELOPMENT STAGE COMPANY)
INDEX TO FINANCIAL STATEMENTS

Financial Statements:

Report of Independent Registered Public Accounting Firm

To the Members of
The Green Polka Dot Box, LLC
(A Development Stage Company)

We have audited the accompanying balance sheets of The Green Polka Dot Box, LLC (the "Company") (a Development Stage Company) as of December 31, 2011 and 2010, and the related statements of operations, changes in members' equity (deficit) and cash flows for the years ended December 31, 2011 and 2010 and period January 18, 2008 (Inception) through December 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required, and we were not engaged to perform an audit of the Company's internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Green Polka Dot Box, LLC (a Development Stage Company) as of December 31, 2011 and 2010, and the results of its statements of operations, changes in members' equity (deficit), and cash flows for the years ended December 31, 2011 and 2010 and period January 18, 2008 (Inception) through December 31, 2011 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in process of executing its business plan and expansion. The Company has just started generating revenue; however, it has been successful in raising funds from private investors. The lack of profitable operations and the need to continue to raise funds raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/KBL, LLP
New York, NY
February 1, 2012

THE GREEN POLKA DOT BOX, LLC
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
 DECEMBER 31, 2011 AND 2010

	2011	2010
ASSETS

CURRENT ASSETS

Cash	$391,437	$535

Inventory	521,609	-

Security deposits	10,994	-
Total current assets
	924,040	535

Fixed assets, net	346,681	198,298

TOTAL ASSETS	$1,270,721	$198,833

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable and accrued expenses	$301,830	$495,668

Convertible notes payable, net of discount of $222,222 in 2011	177,778	-

Loan payable - other	50,000	840,500

Deferred revenue - lifetime membership	2,183,008	-

Deferred revenue - annual and club membership	28,554	-

Current portion of obligation under capital lease	3,745	-

Total current liabilities	2,744,915	1,336,168

Obligation under capital lease, net of current portion	16,908	-

TOTAL LIABILITIES	2,761,823	1,336,168

MEMBERS' EQUITY (DEFICIT)

Member's equity	3,868,377	1,385,850
Deficit accumulated during the development stage	(5,359,479)	(2,523,185)

Total members'equity (deficit)	(1,491,102)	(1,137,335)

TOTAL LIABILITIES AND MEMBERS' EQUITY (DEFICIT)	$1,270,721	$198,833

The accompanying notes are an integral part of these financial statements.

THE GREEN POLKA DOT BOX, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010
AND FOR THE PERIOD JANUARY 18, 2008 (INCEPTION) THROUGH DECEMBER 31, 2011

			JANUARY 18,
			2008
			(INCEPTION)
	YEAR	YEAR
	ENDED	ENDED	THROUGH
	DECEMBER	DECEMBER	DECEMBER
	31, 2011	31, 2010	31, 2011

SALES

Merchandise sales, net of discounts	$84,578	$-	$84,578
Membership revenue -
annual and club	3,921	-	3,921

Other	6,374	-	6,374

	94,873	-	94,873

COST OF SALES

Beginning inventory	-	-	-

Purchases	582,213	-	582,213
Noncash value of reward
points issued	568,114	-	568,114

Supplies	63,753	-	63,753

Shipping and freight	23,576	-	23,576

Ending inventory	(521,609)	-	(521,609)

Total cost of sales	716,047	-	716,047

GROSS PROFIT	(621,174)	-	(621,174)

OPERATING EXPENSES

Wages and professional fees	358,691	68,015	586,597

Development costs	342,345	296,079	1,335,222
Noncash compensation and services	969,612	18,623	1,274,223
Advertising, promotion and marketing costs	78,888	96,479	322,927
Warehouse expenses and supplies	124,720	-	124,720

Rent expenses	87,331	159,800	421,166
Depreciation and amortization	55,812	36,269	119,318
General and administrative	150,614	51,998	320,230

Total operating expenses	2,168,013	727,263	4,504,403

NON-OPERATING INCOME (EXPENSE)

Interest income (expense)	(47,107)	(150,802)	(233,902)
Total non-operating income (expense)	(47,107)	(150,802)	(233,902)

NET (LOSS)	$(2,836,294)	$(878,065)	$(5,359,479)

The accompanying notes are an integral part of these financial statements.

THE GREEN POLKA DOT BOX, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN MEMBERS' EQUITY (DEFICIT)
FOR THE PERIOD JANUARY 18, 2008 (INCEPTION) THROUGH DECEMBER 31, 2011

				Deficit
				Accumulated
	Common	Member	Noncash	During the
	LLC	Capital	Capital	Development
	Units	Contributions	Contributions	Stage	Total

Opening Balance - January 18, 2008 (Inception of The Green
Polka Dot Box, LLC)	-	$-	$-	$-	$-

Contributions - cash	3,725,000	590,000	-	-	590,000

Units issued for services rendered	12,094,344	-	259,986	-	259,986

Noncash compensation	-	-	4,000	-	4,000

Net loss for the period	-	-	-	(149,142)	(149,142)

Balance - December 31, 2008	15,819,344	590,000	263,986	(149,142)	704,844

Contributions - cash	1,152,000	288,000	-	-	288,000

Units issued for conversion of accounts payable	210,964	-	52,741	-	52,741

Noncash compensation	-	-	25,000	-	25,000

Net loss for the year	-	-	-	(1,495,978)	(1,495,978)

Balance - December 31, 2009	17,182,308	878,000	341,727	(1,645,120)	(425,393)

Contributions - cash	950,000	147,500	-	-	147,500

Units issued for services rendered	54,490	-	13,623	-	13,623

Noncash compensation	-	-	5,000	-	5,000

Net loss for the year	-	-	-	(878,065)	(878,065)

Balance - December 31, 2010	18,186,798	1,025,500	360,350	(2,523,185)	(1,137,335)

Contributions - cash	1,547,168	197,320	-	-	197,320

Conversions of debt and accrued interest	3,791,177	-	960,705	-	960,705

Units issued for services rendered	2,100,766	-	34,592	-	34,592

Units issued for conversion of accounts payable	1,110,016	-	277,504	-	277,504

Noncash compensation	-	-	790,184	-	790,184

Value of warrants issued in connection with convertible notes	-	-	222,222	-	222,222

Net loss for the year	-	-	-	(2,836,294)	(2,836,294)

Balance - December 31, 2011	26,735,925	$1,222,820	$2,645,557	$(5,359,479)	$(1,491,102)

The accompanying notes are an integral part of these financial statements.

THE GREEN POLKA DOT BOX, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOW
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010
AND FOR THE PERIOD JANUARY 18, 2008 (INCEPTION) THROUGH DECEMBER 31, 2011

	YEAR ENDED DECEMBER 31, 2011	YEAR ENDED DECEMBER 31, 2010	JANUARY 18, 2008 (INCEPTION) THROUGH DECEMBER 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES:

Net (loss)	$(2,836,294)	$(878,065)	$(5,359,479)

Adjustments to reconcile net (loss)
to net cash provided by (used in)operating activities:
Depreciation and amortization	55,812	36,269	119,318

Common LLC units issued for services or compensation	34,592	13,623	308,201
Stock based compensation	790,184	5,000	824,184
Noncash value of reward points issued	568,114	-	568,114
Revenue earned by usage of reward points	(54,956)	-	(54,956)
Amortization of deferred revenue from membership fees	(3,921)	-	(3,921)

Change in assets and liabilities

Increase (decrease) in inventory	(521,609)	-	(521,609)
Increase (decrease) in security deposits	(10,994)	26,000	(10,994)
Increase (decrease) in deferred revenue from membership fees	1,702,325	-	1,702,325
Increase (decrease) in accounts payable and accrued expenses	228,871	332,403	777,280

Total adjustments	2,788,418	413,295	3,707,942

Net cash provided by (used in) operating activities	(47,876)	(1,651,537)	(464,770)

CASH FLOWS FROM INVESTING ACTIVITIES:

Acquisition of fixed assets	(183,542)	(20,761)	(445,346)

Net cash (used in) investing activities	(183,542)	(20,761)	(445,346)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds received from convertible promissory notes	400,000	-	400,000
Proceeds received by member loans, net of repayments	25,000	292,500	865,500
Contributions of capital by Members	197,320	147,500	1,222,820

Net cash provided by financing activities	622,320	440,000	2,488,320

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	390,902	(45,531)	391,437

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	535	46,066	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$391,437	$535	$391,437

CASH PAID DURING THE YEAR FOR:

Interest	$-	$-	$-

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:

Member loans and accrued interest converted into common LLC units	$960,705	$-	$960,705
Warehouse equipment purchased for capital lease obligation	$20,653	$-	$20,653
Accounts payable converted into common LLC units	$277,504	$-	$330,245
Fair value of warrants issued for discount in convertible notes payable	$222,222	$-	$222,222

The accompanying notes are an integral part of these financial statements.

THE GREEN POLKA DOT BOX, LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION

On January 18, 2008, The Green Polka Dot Box, LLC ("Company") was organized as a limited liability company (LLC) under the laws of the State of Utah. The Company has developed and now operates an innovative online membership business providing natural and organic foods, products and information to the marketplace. The mission of the Company is to educate about good, healthy food choices and then offer those good choices at the best value possible. The Company's website is designed for members to "learn" and "shop".

The "learn" section of the website is designed to provide members an online publication of current information related to dietary lifestyle preferences and good nutrition and health practices that includes expert commentary, recipes, scientific discoveries, documented research; and, the ability to ask questions and receive feedback. The Company plans to develop and complete the "learn" section of the website during 2012.

The "shop" section of the website provides members with hundreds of popular name brand products; including healthy foods, supplements, cooking products, and, household and personal care products. The members will find their favorite brands and items they are already using in their daily diet. Products will be priced at the best value possible based on wholesale bulk volume purchasing and membership rewards programs; and, then delivered directly to their homes.

The Company raised investment capital from the founder and private investors to fund the "start-up" of the Company; research into the organic and natural foods and products industry and market opportunities; and the design and development of a state-of-the-art website and online shopping. The Company has just recently experienced sales and anticipates emerging from the development stage in 2012.

Effective December 31, 2009, the Company adopted the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 105-10, Generally Accepted Accounting Principles - Overall ("ASC 105-10"). ASC 105-10 establishes the FASB Accounting Standards Codification (the "Codification") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative.

THE GREEN POLKA DOT BOX, LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

The FASB will not issue new standards in the form of Statements, FASB Positions or Emerging Issue Task Force Abstracts. Instead, it will issue Accounting Standards Updates ("ASUs"). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has just started generating revenues and has generated losses totaling $2,836,294 and $878,065 for the years ended December 31, 2011 and 2010 and has accumulated losses of $5,359,479 from January 18, 2008 (Inception) through December 31, 2011.

The Company has raised investment capital from the founder and private investors from the sale of LLC units of as well as certain convertible notes to assist them in acquiring certain fixed assets as well as provide some necessary working capital for development and start-up costs.

Management received an additional $1,702,325 selling Founding Trust Memberships, Rewards and Club Memberships in 2011. The majority of the amount received came through the sale of Founding Trust Memberships. Each of the Founding Trust Memberships were sold during 2011 for $2,000 enabling the recipient a lifetime membership with many rewards and benefits. These fees were classified as deferred revenue upon receipt and will be reclassified to revenue upon redemption of reward points. The Rewards Membership and the Club Memberships are annual memberships. The Company utilized the funds received through the sale of these Memberships to acquire inventory, warehouse equipment, and for operations and marketing costs.

The Company will need to raise additional capital in the form of inventory financing (short-term) or through a transaction to go public (longer term) to expand operations to the point at which they can achieve profitability. The terms of equity and/or debt that may be raised may not be on terms acceptable by the Company. If adequate funds cannot be raised outside of the Company, the Company's officers and directors may need to contribute funds to sustain operations.

The financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.

THE GREEN POLKA DOT BOX, LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915. The Company has devoted substantially all of its efforts to the development of their products and technology.  Additionally, the Company has allocated a substantial portion of its time and investment in bringing their services to the market, and the raising of capital.  The Company anticipates emerging from the development stage in 2012.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash
The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.
The Company maintains cash balances at three financial institutions that are insured by the Federal Deposit Insurance Corporation.

Fixed Assets
The Company has fixed assets comprising of leasehold improvements, warehouse equipment, furniture and computer software and equipment, which are reflected on the books net of accumulated depreciation.  Depreciation will be provided using the straight-line method over the estimated useful lives of the related assets ranging from 3 years to 10 years. Costs of maintenance and repairs will be charged to expense as incurred.

Inventory
Inventory is valued at the lower of cost (on a first-in, first-out (FIFO) basis) or market. Inventory of $521,609 as of December 31, 2011 consists of finished goods that are packaged and awaiting shipment. There has been no reserve for obsolescence of inventory and inventory is only removed upon use. The Company purchases its inventory direct from the manufacturer and includes these costs in its Cost of Sales as well as its packaging supplies, shipping, freight and duties costs.

THE GREEN POLKA DOT BOX, LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recoverability of Long-Lived Assets
The Company reviews the recoverability of their long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company's ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Fixed assets to be disposed of by sale will be carried at the lower of the then current carrying value or fair value less estimated costs to sell.

Fair Value of Financial Instruments
The carrying amount reported in the balance sheets for cash, accounts receivable, accounts payable, and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The Company does not utilize derivative instruments.

Income Taxes
The Company is a limited liability company (LLC) and operated as such throughout 2011. For federal and state income tax purposes, the Company is treated as a partnership. All losses generated through December 31, 2011 are passed through to the individual members of the LLC and taxed at their respective tax rates.

Revenue Recognition

The Company generates revenue from the sale of 1) its products and 2) its memberships. The Company generally recognizes merchandise sales revenue from the sale of its products as follows:

1)	Persuasive evidence of an arrangement exists;
2)	Delivery has occurred;
3)	The price to the buyer is fixed or determinable, and
4)	Collectability is reasonably assured.

Membership revenue represents membership fees paid by substantially all of the Company's annual "Rewards" and "Club" members. The Company accounts for membership fee revenue on a deferred basis, whereby revenue is recognized ratably over the one-year membership period.

The Company received additional funds through the sale of its Founding Trust Memberships. Each Founding Trust Membership was sold for $2,000. This fee along with all "reward" points earned during the period are accrued in the period earned, and reclassified to current earnings upon redemption of the points.

THE GREEN POLKA DOT BOX, LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010
NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued)

The Company's Founding Trust and Reward members may qualify for certain "discounts" on the products they purchase. The Company recognizes these amounts as discounts and reflects them as a reduction of its revenue. Additionally, the Founding Trust and Rewards members may earn "reward points" which they may apply toward future purchases. The Company accounts for those "reward points" as deferred revenue when they are earned and recognizes the revenue and associated reduction of deferred revenue when these points are redeemed.

Since the Company's sales are generated from online purchases of their merchandise, the customers use credits cards to pay for their purchases. The credit card companies generally take anywhere from 2 to 3 days to settle the cash into the Company's bank accounts. The sales are final upon order being placed. The sales that are not settled at the balance sheet date are reflected in cash as deposits in transit, as all sales are final.

Recent Issued Accounting Standards
In May 2011, FASB issued Accounting Standards Update (ASU) No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. FASB ASU 2011-04 amends and clarifies the measurement and disclosure requirements of FASB ASC 820 resulting in common requirements for measuring fair value and for disclosing information about fair value measurements, clarification of how to apply existing fair value measurement and disclosure requirements, and changes to certain principles and requirements for measuring fair value and disclosing information about fair value measurements. The new requirements are effective for fiscal years beginning after December 15, 2011. The Company plans to adopt this amended guidance on October 1, 2012 and at this time does not anticipate that it will have a material impact on the Company's results of operations, cash flows or financial position.

In June 2011, FASB issued ASU No. 2011-05, Presentation of Comprehensive Income, which amends the disclosure and presentation requirements of Comprehensive Income. Specifically, FASB ASU No. 2011-05 requires that all nonowner changes in stockholders' equity be presented either in 1) a single continuous statement of comprehensive income or 2) two separate but consecutive statements, in which the first statement presents total net income and its components, and the second statement presents total other comprehensive income and its components. These new presentation requirements, as currently set forth, are effective for the Company beginning October 1, 2012, with early adoption permitted. The Company plans to adopt this amended guidance on October 1, 2012 and at this time does not anticipate that it will have a material impact on the Company's results of operations, cash flows or financial position.

THE GREEN POLKA DOT BOX, LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

NOTE 2-               SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Issued Accounting Standards (Continued)

In September 2011, FASB issued ASU 2011-08, Testing Goodwill for Impairment, which amended goodwill impairment guidance to provide an option for entities to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. After assessing the totality of events and circumstances, if an entity determines that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, performance of the two-step impairment test is no longer required. This guidance is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted. Adoption of this guidance is not expected to have any impact on the Company's results of operations, cash flows or financial position.

There were other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company's financial position, results of operations or cash flows.

NOTE 3-	INVENTORY

The Company only holds finished goods inventory. As of December 31, 2011, the Company has $521,609 in inventory comprising of the deliverable merchandise to customers.

The Company has determined that there is no reserve for obsolescence of this inventory required as of December 31, 2011 due to spoilage.

NOTE 4-	FIXED ASSETS

Fixed assets as of December 31, 2011 and 2010 were as follows:

	Estimated
	Useful Lives	December 31,	December 31,
	(Years)	2011	2010
Furniture and Equipment	7	$20,879	$20,879
Warehouse Equipment	5	120,108	24,375
Software	3	101,390	49,303
Computer Equipment	5	94,768	38,393
Leasehold Improvements	10	109,693	109,693
Automobile	5	19,161	19,161
		465,999	261,804
Less: accumulated depreciation		(119,318)	(63,506)
Fixed assets, net		$346,681	$198,298

THE GREEN POLKA DOT BOX, LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

NOTE 4-	FIXED ASSETS (CONTINUED)

There was $55,812 and $36,269 charged to operations for depreciation expense for the years ended December 31, 2011 and 2010, respectively. The Company entered into a capital lease during December 2011 for warehouse equipment totaling $20,653.

NOTE 5-	MEMBERS' EQUITY (DEFICIT)

The Company has issued common LLC units since inception to its founders, for investment capital in the form of cash, for services rendered, for conversion of notes payable and accrued interest, for conversion of accounts payable and to exercise warrants and options that had been granted as follows since inception in January 2008:

12,015,000 Common LLC Units issued to founders at $0.01, the fair value of the units for $120,150;

7,374,168 Common LLC Units issued for cash at values ranging between $0.10 per unit and $0.25 per unit for $1,222,820;

3,791,177 Common LLC Units issued in conversion of notes payable and accrued interest at $0.25 per unit for $960,705;

1,320,980 Common LLC Units issued in conversion of accounts payable at $0.25 per unit for $330,245; and

2,234,600 Common LLC Units issued for services rendered at values ranging between $0.01 and $0.25 per unit for $188,051.

As of December 31, 2011, the Company has outstanding 26,735,925 common LLC units.

Options

In addition, the Company has granted options to purchase units to employees and consultants since inception.

Options granted:

For year/period ended:

December 31, 2008	20,000
December 31, 2009	100,000
December 31, 2010	20,000
December 31, 2011	10,462,621

Total Granted	10,602,621

THE GREEN POLKA DOT BOX, LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

NOTE 5-	MEMBERS' EQUITY (DEFICIT) (CONTINUED)

The Company has valued these options upon the vesting of the option based upon the fair value of the option which was determined to be the strike price of the option as the strike price and fair value price were identical. There was no trading of Common units during these periods, and the Company utilized the American Institute of Certified Public Accountants Practice Guide on Valuation of Privately-Held Common Equity Securities Issued as Compensation as a guide. The value of the stock based compensation for the years ended December 31, 2011 and 2010 are $790,184 and $5,000, respectively. Of the 10,602,621 options granted 2,165,954 have vested with the remaining 8,436,667 options vesting during 2012 through 2015.

Warrants

The Company has also granted warrants in association with convertible notes payable issued in December 2011. These warrants are 5-year warrants (expire December 2016), that have an exercise price of $1.35 per unit. The Company issued 384,257 warrants to the convertible noteholders and the value of these warrants to determine the discount on the notes payable. The discount will be amortized over the life of the convertible notes which is 6 months (June 30, 2011).

NOTE 6-	LOANS PAYABLE

Loan Payable - Other

Since 2009, the Company has entered into convertible bridge loans for working capital purposes with various individuals. The Company has borrowed $925,500, repaying $60,000 of these loans, and converting $815,500 (along with $145,205 of accrued interest) of these loans into 3,791,177 units in the year ended December 31, 2011. The conversions were recorded at $0.25 into units, and all accrued interest on these loans was also converted. These loans are interest bearing at 16% per annum and all were past due when converted. All of the notes except one note for $50,000 was either repaid or converted by December 31, 2011. Interest expense for the years ended December 31, 2011 and 2010 on these loans were $46,209 and $150,802, respectively. At December 31, 2011, $15,890 remains as accrued interest on the $50,000 loan.

Convertible Promissory Notes

The Company in December 2011, in an effort to raise capital to complete a transaction that could result in a reverse merger with a publicly traded company, with the assistance of an investment banking firm, raised $400,000 in convertible notes.

The Convertible Notes bear interest at an annual rate of 12%, and mature on June 30, 2012. The notes are convertible into common LLC units at the rate of $0.72 per unit, and provide the noteholders with 1 warrant per 1.5 common unit. The warrants (see Note 5) are 5-year warrants with a strike price of $1.35.

THE GREEN POLKA DOT BOX, LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

NOTE 6-	LOANS PAYABLE (CONTINUED)

Convertible Promissory Notes (Continued)

As of December 31, 2011, the Company has $898 recorded in accrued interest. The value of the warrants were used to determine the discount on the convertible notes which amounted to $222,222 at inception of the notes and this discount will be amortized over the six months ending June 30, 2012. There was no amortization recorded in December 2011.

  NOTE 7-               MEMBERSHIP AGREEMENTS - DEFERRED REVENUE

The Company's customers have the option of entering into three distinct membership agreements.

"Founding Trust Membership" - the "Founding Trust Membership" is a lifetime membership agreement, that requires the member to pay $2,000. Upon payment of this fee, the member receives 2,000 reward points, plus an additional bonus of 500 points (value of $2,500 per member, $1 per point). In addition to the 2,500 reward points received for signing up, each member has the opportunity to receive an additional 2,000 points over 18 months if the criteria in the agreement are met. The Company has accounted for the "Founding Trust Membership Fees" as deferred revenue. The 500 bonus points received for signing up, has been calculated as deferred revenue as well, with an offset to promotional advertising. The Company will accrue the additional 2,000 bonus points monthly in accordance with the agreement as deferred revenue as well. In addition, the "Founding Trust" members are able to earn points for referrals to future members that sign up. As the points are redeemed in the members' sales, the deferred revenue will be offset to current period revenue. As of December 31, 2011, the current balance of points/dollars for the "Founding Trust" members totals $2,183,008. The Company has recorded $54,956 in current sales as a result of the utilization of the points. There was $65,125 in granted memberships to individuals that did not pay for them. Additionally, there was $502,989 in deferred revenues to founding trust members for reward points earned.

"Rewards" - the "rewards" members pay an annual membership fee of $125, that is classified as deferred revenue and amortized by the Company over 12 months. The "rewards" members have the availability to earn rewards points for shopping in accordance with their agreement.

"Club" - the "Club" members' pay an annual membership fee of $50 that is classified as deferred revenue and amortized by the Company over 12 months. The "club" agreement was an early agreement the Company offered which enables the members to pay $50 per year to shop on the site. There is no reward point system for this membership class. "Club" members were offered the opportunity to upgrade their membership to the "Rewards" membership for $75.

THE GREEN POLKA DOT BOX, LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

NOTE 7-                MEMBERSHIP AGREEMENTS - DEFERRED REVENUE (CONTINUED)

Through December 31, 2011, the Company has received $31,450 in "Rewards" and "Club" membership fees of which $3,921 has been amortized leaving a total of $28,554 in deferred revenue for "Rewards" and "Club" membership fees as of December 31, 2011. There was $1,025 in granted memberships to individuals that did not pay for them.

NOTE 8-	INCOME TAXES

The Company is a Utah limited liability company and is treated as a partnership for income tax purposes. All net earnings and losses will be passed through to the individual members and each member has the responsibility to report these amounts on their individual tax returns. As such, the Company has no provision for or liability for income taxes.

On December 30, 2011, the Company filed Articles of Conversion with the Secretary of State of Utah to form a new corporation, The Green Polka Dot Box, Inc. and convert the LLC into a C Corporation. The conversion was effective at the end of business December 31, 2011 for 2012. As a result, on January 2, 2012, the Company transferred all of its assets and liabilities to The Green Polka Dot Box, Inc. Also, on January 2, 2012, the Company issued shares of common stock (had 100,000,000 authorized, no par value) to the members of the LLC in exchange for their units. The conversion was completed as 1 unit for 1 share. All options and warrants were also converted on a 1:1 basis.

The Company will file a final Form 1065 for The Green Polka Dot Box, LLC for 2011, and then commencing 2012 will file Form 1120.

NOTE 9-	COMMITMENTS

The Company leases office and warehouse space in Utah that began on October 1, 2011 and expires on September 30, 2012. The monthly rent under this lease is $6,781 per month including utilities and common area charges.

The Company has recorded a security deposit in the amount of $6,781 in accordance with the lease terms.

In addition, the Company also entered into an office lease on October 10, 2011 that expire on October 9, 2013. The monthly rent under the office lease is $4,090, with a 3% increase in year 2 of the lease.

The Company has recorded a security deposit in the amount of $4,213 in accordance with the lease terms.

Rent expense including the other charges was $87,331 and $159,800 for the years ended December 31, 2011 and 2010, respectively.

THE GREEN POLKA DOT BOX, LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

NOTE 10-	FAIR VALUE MEASUREMENTS

The Company adopted certain provisions of ASC Topic 820. ASC 820 defines fair value, provides a consistent framework for measuring fair value under generally accepted accounting principles and expands fair value financial statement disclosure requirements. ASC 820's valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect our market assumptions. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

The following table represents the fair value hierarchy for those financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2011:

	Level 1	Level 2	Level 3	Total

Convertible bridge loans	177,778	-		177,778

Total liabilities	177,778	-	-	177,778

NOTE 11-	OBLIGATION UNDER CAPITAL LEASE

In December, 2011, the Company entered into a capital lease for some warehouse equipment.  At December 31, 2011, minimum future annual lease obligations are as follows:
Year Ending
December 31, 2012	$4,654
December 31, 2013	4,654
December 31, 2014	4,654
December 31, 2015	4,654
December 31, 2016	4,654

23,270
Less: Amounts representing interest	(2,617)
Total	20,653
Current portion	(3,745)
Long-term portion	$16,908

THE GREEN POLKA DOT BOX, LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

NOTE 12-	SUBSEQUENT EVENTS

On December 30, 2011, the Company filed Articles of Conversion with the Secretary of State of Utah to form a new corporation, The Green Polka Dot Box, Inc. and convert the LLC into a C Corporation. The conversion was effective at the end of business December 31, 2011 for 2012. As a result, on January 2, 2012, the Company transferred all of its assets and liabilities to The Green Polka Dot Box, Inc. Also, on January 2, 2012, the Company issued shares of common stock (had 100,000,000 authorized, no par value) to the members of the LLC in exchange for their units. The conversion was completed as 1 unit for 1 share. All options and warrants were also converted on a 1:1 basis.

The Company will file a final Form 1065 for The Green Polka Dot Box, LLC for 2011, and then commencing 2012 will file Form 1120.

Subsequent to January 1, 2012, the Company is pursuing options to enter into an inventory revolving credit facility with certain lending institutions in order to increase the Company's available financing and to expand inventory to keep up with its anticipated order volumes. The Company anticipates that this facility will provide inventory financing for up to 50% of the Company's inventory. There is no definitive agreement in place as of the date of these financial statements.

Additionally, subsequent to January 1, 2012, the Company is pursuing a reverse merger with a publicly traded company. There is no definitive agreement in place as of the date of the financial statements, however, if the Company is successful in identifying a merger candidate and the merger occurs, the Company will report its annual and quarterly reports with the Securities and Exchange Commission. Such a merger, will also assist the Company in its raising of additional equity.